Exhibit 99.1

Aytu BioScience Announces Additions to Board of Directors

Englewood, CO – January 27, 2016 – Aytu BioScience, Inc. (OTCQX: AYTU), a specialty healthcare company focused on commercializing treatments for urological and related conditions, today announced that Josh Disbrow, Aytu’s Chief Executive Officer, and Jarrett Disbrow, Aytu’s Chief Operating Officer, have been added to the Aytu Board of Directors. The two will join Michael Macaluso, who remains on the Board as the company’s sole independent director.

Josh Disbrow, Aytu’s Chief Executive Officer, stated “The initial expansion of our Board of Directors is in line with other moves Aytu has made to accelerate our growth and establish a leadership position as a specialty healthcare company focused on urology. We have built a strong commercial foundation, bringing in two commercial stage products and rapidly building a sales and marketing team to propel their growth. Further, we are advancing toward global commercialization of MiOXSYS™, which is now CE Marked and under clinical development in the United States. With the initial board members now in place, we expect to further develop our leadership team with additional directors that will help ensure that our assets will be maximized. In conjunction with our appointments, we have begun the process of recruiting independent board directors to augment our team. We look forward to providing updates as we appoint additional board members in the near future.”

Josh Disbrow and Jarrett Disbrow were the founding management team at Arbor Pharmaceuticals and served as Vice President of Commercial Operations and President/CEO, respectively until the company’s acquisition in 2010. Since exiting Arbor and prior to the formation of Aytu BioScience in April 2015, Josh Disbrow served as COO of Ampio Pharmaceuticals and CEO of Ampio subsidiary Luoxis, a specialty biotechnology company. Prior to that he held commercial roles at LipoScience, Cyberonics, and GlaxoSmithKline. Most recently Jarrett Disbrow held the position of CEO of Vyrix Pharmaceuticals, a specialty pharmaceutical company focused on male sexual dysfunction, as well as prior commercial roles at Accentia Pharmaceuticals and GlaxoSmithKline.

About Aytu BioScience, Inc.

Aytu BioScience, Inc. is a commercial-stage specialty healthcare company focused on urological and related conditions. The Company’s products include FDA-approved ProstaScint® (capromab pendetide), a radio-labeled monoclonal antibody that targets Prostate Specific Membrane Antigen (PSMA), a protein highly expressed by prostate cancer; as well as Primsol® (trimethoprim oral solution), the only FDA-approved oral solution of trimethoprim, the standard therapy for urinary tract infections. Aytu’s strategy is to continue building its portfolio of revenue-generating urology products and late-stage development assets, leveraging its commercial team and expertise to further build those brands within well-established markets.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: risks relating to the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaborations. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Aytu BioScience, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.